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                                                                   Exhibit  21.1


                        Subsidiaries of the Registrant
                         ------------------------------

SUBSIDIARIES:


          Immunex Manufacturing Corporation
          Incorporated in the State of Washington
          51 University Street
          Seattle, WA  98101